                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement         [_] Confidential, for Use of the
[_] Definitive Proxy Statement             Commission Only (as permitted by
                                           Rule 14a-6(e)(2)
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        McNEIL REAL ESTATE FUND XX, L.P.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:Units of Limited Partner Interest


  (2)  Aggregate number of securities to which transaction applies: 49,512.


  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       $75.00. The per unit price is equal to the sum of (1) $62.00, the amount of the aggregate consideration in the transaction allocated to the units of limited partner interest in the registrant, and (2) $13.00, the per unit amount of merger consideration agreed to be paid for units of limited partner interests in the registrant independent of and in addition to the amount described in clause (1).

  (4)  Proposed maximum aggregate value of transaction: $3,713,400

  (5)  Total Fee Paid: $742.68

[X] Fee paid previously with preliminary materials.

    An aggregate fee of $613.95 was previously paid in connection with the filing by the Partnership on August 3, 1999, of the Partnership's Preliminary Proxy Statement on Schedule 14A. An additional fee of $128.73 was paid in connection with this filing by the Partnership on January 25, 2000.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)   Amount previously paid:
  (2)   Form, Schedule or Registration Statement no.:
  (3)   Filing Party:
  (4)   Date Filed:

                        McNEIL REAL ESTATE FUND XX, L.P.

                               ----------------

                           PROXY STATEMENT SUPPLEMENT

                               ----------------

              RECENT DEVELOPMENTS REGARDING WHITEHALL TRANSACTION

   This Proxy Statement Supplement is being furnished to you by McNeil Partners, L.P., the general partner of the Partnership, to inform you of recent developments which have occurred in connection with the Whitehall transaction described in the Proxy Statement and Proxy Statement Supplement previously mailed to you. This Proxy Statement Supplement is first being mailed to limited partners of the Partnership on or about January 25, 2000.

      THE PER UNIT AGGREGATE AMOUNT WHICH LIMITED PARTNERS ARE EXPECTED TO RECEIVE IN THE WHITEHALL TRANSACTION HAS BEEN INCREASED TO $105 PER UNIT.

   McNeil Partners is pleased to inform you that if the Whitehall transaction closes you will receive an aggregate of $105 in cash (including the amount of the special distribution) for each of your limited partner units in the Partnership. Prior to this increase in the estimated per unit aggregate amount, limited partners of the Partnership were expected to receive an aggregate of approximately $92 in cash per unit, consisting of cash merger consideration of $62 per unit and an estimated special distribution of $30 per unit.

              YOU ARE URGED TO VOTE FOR THE WHITEHALL TRANSACTION

   On or about January 14, 2000, Bond Purchase, L.L.C. ("Bond Purchase") commenced an unsolicited tender offer for any or all of the outstanding limited partner units in the Partnership at a price of $100 per unit. The increased consideration being offered in the Whitehall transaction as described in this Proxy Statement Supplement is in response to such tender offer. The new aggregate amount to be paid in the Whitehall transaction represents a 14% increase over the original Whitehall transaction amount and a 5% premium over the amount offered by Bond Purchase.

   After being notified of the increased price that would be paid in the Whitehall transaction, the special committee, through its counsel, contacted Bond Purchase by telephone to inquire whether Bond Purchase was willing to increase its tender offer price, and asked Bond Purchase to address the special committee's previously-expressed concerns regarding the Bond Purchase offer. In particular, the special committee requested that Bond Purchase consider providing financial statements in support of its offer. During the telephone conversation, the representative of Bond Purchase declined to address any of the special committee's concerns and declined to state whether Bond Purchase would increase its tender offer price. A complete description of the special committee's communications with Bond Purchase and its reasoning for recommending rejection of the Bond Purchase offer are set forth in the Schedule 14D-9 enclosed herewith. Limited partners are urged to consider the information set forth in the Schedule 14D-9 in its entirety.

   Of the $13 in increased consideration to be received in respect of the limited partnership units in the Partnership, WXI/McN Realty L.L.C. will fund an additional $5 in merger consideration (which will be in addition to the amounts allocated by Stanger & Co. in respect of the limited partnership units in the Partnership), and McNeil Partners will make a capital contribution to the Partnership in an amount equal to $8 per unit (which amount will not be returned to McNeil Partners).

   The special committee and the McNeil Investors board of directors each continues to believe that the Whitehall transaction is fair to, and in the best interests of, the Partnership and its limited partners. Accordingly, the McNeil Investors board of directors continues to recommend that you vote your units FOR the Whitehall transaction by voting FOR the merger proposal and FOR the adjournment proposal described in the Proxy Statement.

                            POSTPONEMENT OF MEETING

   To permit you to consider the information described in this Proxy Statement Supplement, the meeting to consider and vote on the proposals described in the Proxy Statement has been rescheduled to:

    Wednesday, February 2, 2000
    11:00 a.m., local time
    Four Times Square
    38th Floor
    New York, New York 10036

   We have enclosed with this Proxy Statement Supplement a duplicate proxy with respect to the Whitehall transaction. If you have not already voted, whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy.

   In addition, even if you have tendered your limited partner units in the Bond Purchase offer, we urge you to complete, date, sign and promptly return a proxy voting FOR the merger proposal and FOR the adjournment proposal.

   This Proxy Statement Supplement is furnished by McNeil Partners in connection with the meeting of the limited partners of the Partnership described above and should be read together with the Proxy Statement dated December 14, 1999, which was mailed to limited partners of the Partnership on or about such date, and the Proxy Statement Supplement dated January 13, 2000, which was mailed to limited partners of the Partnership on or about such date. Capitalized terms used in this Proxy Statement Supplement and not otherwise defined in this Proxy Statement Supplement have the respective meanings assigned to those terms in the Proxy Statement.

                               ----------------

                   The Proxy Statement is hereby supplemented by the information set forth in this Proxy Statement Supplement.

                                 REVOCABLE PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER

     The undersigned hereby appoints Ron K. Taylor, Barbara Smith and Robert A. McNeil, or any of them, with full power of substitution, as attorneys, agents and proxies (the "Proxies ") to vote on behalf of the undersigned at the meeting of limited partners of McNeil Real Estate Fund XX, L.P. (the "Partnership") to be held at 11:00 a.m., local time, on Wednesday, February 2, 2000, at Four Times Square, New York, New York 10036, or any adjournment or postponement of the meeting:

     1. Proposal to approve the Master Agreement, dated as of June 24, 1999, as amended as of December 2, 1999 and December 10, 1999 (as amended, the "Master Agreement"), by and among WXI/McN Realty L.L.C., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XII, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXI, L.P., McNeil Real Estate Fund XXII, L.P., McNeil Real Estate Fund XXIII, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P., McNeil Real Estate Fund XXVI, L.P., McNeil Real Estate Fund XXVII, L.P., Hearth Hollow Associates, L.P., McNeil Midwest Properties I, L.P., Regency North Associates, L.P., Fairfax Associates II, Ltd., McNeil Summerhill I, L.P., McNeil Partners, L.P., McNeil Investors, Inc., McNeil Real Estate Management, Inc., McNeil Summerhill, Inc. and Robert A. McNeil. This proposal, together with the Master Agreement and all of the transactions contemplated by the Master Agreement, is referred to in the accompanying Proxy Statement as the "merger proposal." Approval of the merger proposal will also constitute approval of all of the transactions contemplated by the Master Agreement, including:

o McNeil Partners' contribution of all of its general partner interests in the Partnership to a newly formed limited liability company directly or indirectly wholly owned by WXI/McN Realty and the appointment of this subsidiary as the new general partner of the Partnership, and

o the merger of a newly formed limited partnership directly or indirectly wholly owned by WXI/McN Realty with and into the Partnership.

     [ ]    FOR     [ ]    AGAINST    [ ]     ABSTAIN

     2. Proposal to permit McNeil Partners to adjourn the meeting to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the merger proposal. This proposal is referred to in the accompanying Proxy Statement as the "adjournment proposal."

     [ ]    FOR     [ ]    AGAINST    [ ]     ABSTAIN


     3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

   THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE MERGER PROPOSAL AND FOR THE
                             ADJOURNMENT PROPOSAL

This proxy when properly executed will be voted in the manner directed herein by the undersigned limited partner.

 If no direction is made on this card, this proxy will be voted FOR the merger proposal and FOR the adjournment proposal.

 INSTRUCTIONS FOR RETURNING PROXY

Please mark, sign, date and return this proxy promptly using the enclosed postage paid envelope to:

                             McNeil Partners, L.P.
                               Investor Services
                               P. O. Box 800359
                               Dallas, TX 75380

                                      OR

                        FAX: 1-877-638-5640 (Toll Free)

                                      OR

                             BY HAND OR OVERNIGHT
                                 DELIVERY TO:

                             McNeil Partners, L.P.
                               Investor Services
                          13760 Noel Road, Suite 600
                               Dallas, TX 75240


                                  SIGNATURES

 Dated:
        ------------------------

--------------------------------
          (Signature)

--------------------------------
   (Signature of Joint Owner)

 Title:
       -------------------------

Please sign exactly as name appears hereon. When limited partner units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

                            QUESTIONS AND INFORMATION

If you have questions regarding the merger proposal or need assistance in completing your proxy, you may call: McNeil Partners, L.P. Investor Services at 1-800-576-7907





Please print or type the following information:

Name of Limited Partner
                       ---------------------------
Address of Limited Partner
                           -----------------------

--------------------------------------------------

Telephone No. of Limited Partner

(---------)-----------------------------------------

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY AS INSTRUCTED ABOVE.